AXA EQUITABLE LIFE INSURANCE COMPANY

              ENDORSEMENT APPLICABLE TO TRADITIONAL IRA CONTRACTS

This Endorsement is part of your Contract and its provisions apply in lieu of any Contract provisions to the contrary. In this Endorsement, "we", "our" and "us" mean AXA Equitable Life Insurance Company and "you" and "your" mean the Owner.

When issued with this Endorsement, and as specified in the Data Pages, this Contract is issued as an individual retirement annuity contract which meets the requirements of Section 408(b) of the Code ("IRA Contract"). The tax qualified plan provisions are being added to the Contract to comply with the requirements of the tax code. You should comply with the tax qualified plan provisions to prevent loss of the advantages of tax deferral and to prevent penalties.

This Contract is not offered as an inherited traditional IRA.

This IRA Contract is established for the exclusive benefit of you and your beneficiaries.

Your entire interest in this Contract is not forfeitable.

The provisions of this IRA Endorsement supersede any inconsistent provisions of the Contract or any other Rider or Endorsement.

The Effective Date of this Endorsement is your Contract Date.

[APPLICABLE TO A TRUSTEE OR CUSTODIAL IRA OWNER]

[If the Owner of this IRA Contract is a trustee or custodian under Section 408(a) of the Code and pertinent Regulations, this IRA Contract is an annuity contract that may be used to fund an individual retirement account that meets the requirements of Section 408(a) of the Code. In such a case "you" and "your" refer to the Annuitant where required by context, and the provisions of the custodial individual retirement account prevail during any period this Contract is owned by such a trustee or custodian.]


PART I - DEFINITIONS

SECTION 1.01  ANNUITANT

The following is added at the end of the existing Section:

You must be both the Annuitant and the Owner [, unless the Owner is a trustee or custodian of an individual retirement account under Section 408(a) of the Code].

[APPLICABLE TO A TRUSTEE OR CUSTODIAL IRA OWNER]

[If the Owner of this IRA Contract is a trustee or custodian of an individual retirement account under Section 408(a) of the Code, the Annuitant must be the individual for whose benefit the individual retirement account is maintained. Benefits under this IRA Contract are determined by the age of the Annuitant.]



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SECTION 1.16  NON-NATURAL OWNER

The following is added at the end of the existing Section:

Non-natural Owners other than a trustee or custodial IRA Owner are not permitted.

SECTION 1.17  OWNER

The existing Section is replaced by the following:

"Owner" means the individual shown as such on the cover page and in the Data Pages, who must also be the Annuitant. Joint Owners are not permitted. The Owner of this Contract cannot be changed [, unless the Owner is a trustee or custodian of a individual retirement account under Section 408(a) of the Code].

[APPLICABLE TO A TRUSTEE OR CUSTODIAL IRA OWNER]

[Where the contract is purchased to fund an individual retirement account under
Section 408(a) of the Code, the Owner must be a trustee or custodian meeting the requirements of that Section and pertinent Regulations. The Annuitant must be the individual for whose benefit the individual retirement account is maintained. If the Owner of this IRA Contract is a trustee or custodian of an individual retirement account under Section 408(a) of the Code, the Owner may be changed to a different trustee or custodian of an individual retirement account under Section 408(a) of the Code benefiting the Annuitant. In the alternative, the ownership may be changed to the Annuitant. When the Annuitant is the Owner, any provisions of this Endorsement relating to trustee or custodial ownership have no effect.]

The following new Section is added:

SECTION 1.21A REQUIRED MINIMUM DISTRIBUTION PAYMENTS.

"Required Minimum Distribution Payments " means the payments from or with respect to this IRA Contract that are required by Sections 408(b) and 401(a)(9) of the Code and which are described in the Section, "Required Minimum Distribution Rules."

PART III - CONTRIBUTIONS AND ALLOCATIONS

SECTION 3.02  LIMITS ON CONTRIBUTIONS

The title of this Section is changed to:

"SECTION 3.02  MINIMUM AMOUNTS, LIMITS AND REQUIREMENTS FOR CONTRIBUTIONS"

and the following is added at the end of the existing Section:

No Contributions will be accepted unless they are in United States currency. We reserve the right not to accept funds by electronic means unless they meet our specifications.



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                                       3


We indicate in the Data Pages and in this Section any limits on the type, source or amount of Contributions we will accept.

The initial Contribution to this IRA Contract must be a rollover contribution or a direct transfer contribution described in paragraph (b) below. We do not offer this IRA Contract to fund employer-sponsored "Simplified Employee Pension" ("SEP") plans described in Section 408(k) of the Code or SIMPLE IRA plans described in Section 408(p) of the Code, so we do not accept contributions under those plans. We do not offer this IRA Contract as an inherited IRA contract so we do not accept direct transfer contributions from the traditional IRA of a deceased IRA owner, nor do we accept direct rollover contributions from beneficiaries of deceased plan participants in eligible retirement plans.

(a) "Regular" traditional IRA Contributions; Maximum Permissible Amount

General. Except in the case of a "rollover contribution" or a "direct transfer" contribution described in paragraph (b) below, or except as noted under "Age 50"+ and "Temporary or specially directed rules" below in this paragraph (a), the total of "regular" traditional IRA contributions described in Section 219 of the Code will not exceed $5,000 for any taxable year. This $5,000 annual dollar limit will be adjusted by the Secretary of the Treasury for cost-of-living increases under Section 219(b)(5)(D) of the Code. Such adjustments will be in multiples of $500.

Age 50+. If you are age 50 or older, the annual dollar limit on regular contributions is increased by $1,000 for any taxable year.

Temporary or specially directed rules. You may make additional contributions specifically authorized by statute if you are eligible to do so under temporary or specially directed rules, such as repayments of qualified reservist distributions, repayments of certain plan distributions made on account of a federally declared disaster and certain amounts received in connection with the Exxon Valdez litigation. We may request that you document your eligibility to make any such additional contributions.

(b) Rollover and Direct Transfer Contributions

A "rollover contribution" is one permitted by any of the following Sections of the Code: 402(c), 402(e)(6), 403(a)(4), 403(b)(8), 403(b)(10), 408(d)(3) and
457(e)(16). A "direct transfer" contribution is the transfer of amounts to this Contract directly from a traditional individual retirement account or another traditional individual retirement annuity contract which meets the requirements of Section 408 of the Code.

(c) SIMPLE IRA Limits

No Contributions will be accepted under a SIMPLE IRA plan established by any employer pursuant to Code Section 408(p). Also, no transfer or rollover of funds attributable to contributions made by a particular employer under its SIMPLE IRA plan will be accepted from a SIMPLE IRA, that is, an IRA used in conjunction with a SIMPLE IRA plan, prior to the expiration of the 2-year period beginning on the date you first participated in that employer's SIMPLE IRA plan.



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PART VI - PAYMENT UPON DEATH

SECTION 6.01  BENEFICIARY

The following sentence is added at the end of the second paragraph of the existing Section:

Unless you specifically elect in writing otherwise, we will treat each Beneficiary's share of the Death Benefit payable as a separate account for the benefit of each Beneficiary as described in Treasury Regulation Section 1.401(a)(9)-8 Q&A A-2(a)(2) or any successor Regulation.

SECTION 6.02  PAYMENT UPON DEATH

The following is added at the end of the existing Section:

Payment upon death is subject to the "Required Minimum Distribution" rules of Sections 408(b) and 401(a)(9) of the Code. See the Section, "Required Minimum Distribution Rules".

Under either of the following two alternative circumstances a Death Benefit described in this Section will not be paid at your death before the Maturity Date and the coverage under this Contract will continue as described in paragraph (1) or (2) below, whichever is applicable. Your death may terminate an optional benefit described in a Rider to your Contract as described below. See Attachment A to this Endorsement.

     (1) If you are married at your death, the person named as sole Beneficiary under the "Beneficiary" Section of this Contract is your surviving spouse, and your surviving spouse elects the "Spousal Continuation" option under your Contract, then no Death Benefit is payable until after your surviving spouse's death.

     (2) If the "Beneficiary Continuation Option" described in Section 6.04 is in effect, the entire interest in this Contract will be paid out after your death under the Beneficiary Continuation Option.

[APPLICABLE TO A TRUSTEE OR CUSTODIAL IRA OWNER]

[If the Owner and the Annuitant are different because the Owner of the Contract is a trustee or custodian under Section 408(a) of the Code and pertinent Regulations, in this Section "you" refers to the Annuitant, and your surviving spouse can be named successor Annuitant.]

Terms Applicable to Spousal Continuation

To elect Spousal Continuation your surviving spouse must be Age [85] or younger at the date of your death. Such election shall be made no later than the Payment Transaction Date.

Upon your surviving spouse's election to continue the Contract, the Annuity Account Value of the Contract will be reset, as of the date we receive the Beneficiary Requirements described in the Section "Payment Upon Death", to equal the greater of (i) the Annuity Account Value or (ii) the Guaranteed Minimum Death Benefit. Any additional amount of Annuity Account Value will be allocated in accordance with the current allocation instructions on file.




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                                       5


[THE FOLLOWING TEXT WILL APPEAR ONLY FOR SINGLE OWNER CONTRACTS WHEN SPOUSAL CONTINUATION AND AN OPTIONAL RIDER HAS BEEN ELECTED.]

[The effect of death on any optional rider for a Contract with Spousal Continuation is shown in "Effect of Death on any Applicable Optional Rider", See Attachment A to this Endorsement.]

The following Section is added at the end of Part VI:

SECTION 6.04 BENEFICIARY CONTINUATION OPTION

This Section applies only if you die before the Maturity Date, and the Beneficiary named under the "Beneficiary" Section of this Contract is an individual. With the exception of the following paragraph, this Section does not apply to any Beneficiary that is not an individual, and that non-individual Beneficiary's portion of the Death Benefit described in the "Payment Upon Death" Section of this Contract is payable to the Beneficiary.

This Section applies to a non-individual Beneficiary only if it is a "see-through trust". A "see-through trust" is an irrevocable trust, valid under state law, the only beneficiaries of which are individuals, and which trust has met applicable documentation requirements under applicable Regulations as we may determine. If such a "see-through trust" described in Treasury Regulation
Section 1.401(a)(9)-4 Q&A A-5, or any successor Regulation, is the Beneficiary named in the "Beneficiary" Section of this Contract, the individual used as the measuring life for calculating payments is the oldest beneficiary of such trust.

If this Section applies and there is more than one Beneficiary, the Annuity Account Value (or if greater, the Guaranteed Minimum Death Benefit on the Payment Transaction Date we receive all Beneficiary Requirements) will be apportioned among your Beneficiaries as you designate pursuant to the "Beneficiary" Section of this Contract.

If the Beneficiary qualifies to continue this Contract, and we receive that Beneficiary's completed election no later than September 30 of the calendar year following the calendar year of your death and before any contrary election is made, that Beneficiary may continue your Contract pursuant to this Section under the terms set forth in (a) through (i) below. Each such Beneficiary electing to continue his or her portion of the interest in this Contract is a "Continuation Beneficiary". For any Beneficiary who does not timely elect to continue his or her portion of the interest in this Contract, we will pay in a single sum that Beneficiary's share of the Death Benefit pursuant to the "Payment Upon Death" Section of this Contract.

The terms of the Beneficiary Continuation Option are as follows:

     (a) This Contract cannot be assigned and must continue in your name for benefit of your Continuation Beneficiary. The Continuation Beneficiary may not assign his/her portion of the entire interest in this Contract.

     (b) The Continuation Beneficiary automatically becomes the successor Annuitant with respect to that Continuation Beneficiary's portion of the entire interest in this Contract. If you have specifically elected under the "Beneficiary" Section of this Contract that we not separately account for each Beneficiary's portion of the interest in this Contract, the oldest Continuation Beneficiary will be the successor Annuitant used as the measuring life for purposes of calculating the Required Minimum Distribution payments in




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     Section 7.08, Part B (Required Minimum Distribution Rules-Payments After
     Your Death).

     (c) If the Annuity Account Value is less than the Guaranteed Minimum Death Benefit on the Payment Transaction Date we receive all Beneficiary Requirements, then we will reset such Annuity Account Value to equal such Guaranteed Minimum Death Benefit (plus the amount attributable to any optional enhanced Death Benefit Rider), and the Continuation Beneficiary's portion of the entire interest in this Contract will be determined after any such reset.

     (d) The Continuation Beneficiary may transfer amounts among the Investment Options with respect to that Continuation Beneficiary's portion of the entire interest in this Contract.

     (e) The Continuation Beneficiary cannot make any additional Contributions to this Contract.

     (f) Distributions to the Continuation Beneficiary with respect to that Continuation Beneficiary's portion of the entire interest in this Contract will be made in accordance with requirements described in
          Section 7.08, Part B (Required Minimum Distribution Rules-Payments After Your Death).

     (g) The Beneficiary Continuation Option is designed to pay out at least annually the post-death Required Minimum Distribution payment calculated for a Continuation Beneficiary's portion of the entire interest in this Contract. If a Continuation Beneficiary elects to take all or part of any such Required Minimum Distribution payment from another of your traditional individual retirement arrangements under which you also designated that Continuation Beneficiary as beneficiary, as described in Section 7.08, Part B (Required Minimum Distribution Rules-Payments After Your Death) in order for us to suspend such payment, that Continuation Beneficiary must give us advance notice in accordance with our procedures at the time.

     (h) A Continuation Beneficiary may withdraw the Annuity Account Value apportioned to such Continuation Beneficiary at any time;

     (i) Upon a Continuation Beneficiary's death, we will make a single sum payment to the person designated by the deceased Continuation Beneficiary to receive that deceased Continuation Beneficiary's portion of the Annuity Account Value, if any remains. In the alternative, the deceased Continuation Beneficiary's designated beneficiary may elect to continue the payment method originally elected by the deceased Continuation Beneficiary in accordance with paragraph (b)(1) or (b)(2) of Section 7.08, Part B (Required Minimum Distribution Rules-Payments After Your Death).




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PART VII - ANNUITY BENEFITS is changed to:

"ANNUITY BENEFITS AND REQUIRED MINIMUM DISTRIBUTIONS"

The following new Section is added at the end of Part VII:

SECTION 7.08  REQUIRED MINIMUM DISTRIBUTION RULES

This Contract is subject to the "Required Minimum Distribution" rules of Sections 408(b) and 401(a)(9) of the Code, including the Treasury Regulations that apply. To the extent that any payment, benefit, or distribution options available to you under this Contract conflict with the Code, the Code requirements prevail.

Subsection A below describes the Required Minimum Distributions to be made during your lifetime. Subsection B below describes the Required Minimum Distributions to be made after your death, if you die before your entire interest in this Contract is distributed to you. The Required Minimum Distribution rules may be satisfied by either electing an Annuity Benefit or by taking withdrawals at least annually from or with respect to your entire interest in this Contract, all as subject to these rules.

If you choose annual withdrawals, your annual Required Minimum Distribution payments calculated for this Contract may be made from this Contract or from another individual retirement arrangement that you maintain, pursuant to Treasury Regulation Section 1.408-8. If you do not take lifetime Required Minimum Distribution payments from this Contract, we will assume that you are taking them from another individual retirement arrangement that you maintain.

For purposes of both the "lifetime" Required Minimum Distribution rules and the Required Minimum Distribution rules after death, the following definitions and conditions apply:

     Your "entire interest" in this Contract for purposes of the Required Minimum Distribution Rules. Your "entire interest" in this Contract includes the amount of any outstanding rollover, transfer and recharacterization under Q&As-7 and -8 of Treasury Regulation Section 1.408-8 or any successor Regulation and, in addition to the dollar amount credited, the actuarial present value of any additional benefits provided under this IRA contract, such as guaranteed death benefits.

     Required Beginning Date. Your "Required Beginning Date" is the first day of April following the calendar year in which you attain age 70 1/2. This is the latest date when your lifetime Required Minimum Distribution payments with respect to this Contract can start.

A.  REQUIRED MINIMUM DISTRIBUTION RULES -PAYMENTS DURING YOUR LIFE

Notwithstanding any provision of this Contract to the contrary, the distribution of your entire interest in this Contract will be made in accordance with the requirements of Section 408(b)(3) of the Code and the Treasury Regulations thereunder, the provisions of which are herein incorporated by reference. Prior to the date that this Contract is annuitized the distribution of your interest in this Contract must satisfy the requirements of Section 408(a)(6) of the Code and the Regulations thereunder.




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                                       8


Your entire interest in this Contract will be distributed or begin to be distributed no later than your Required Beginning Date defined above. Your entire interest may be distributed, as you elect, over (a) your life, or the lives of you and your designated Beneficiary, or (b) a period certain not extending beyond your life expectancy, or the joint and last survivor expectancy of you and your designated Beneficiary.

These "lifetime" Required Minimum Distribution payments must be made in periodic payments at intervals of no longer than 1 year and must be either nonincreasing or they may increase only as provided in Q&As A-1, A-4 and A-14 of Treasury Regulation Section 1.401(a)(9)-6 or any successor Regulation. In addition, any distribution must satisfy the incidental benefit requirements specified in Q&A A-2 of Treasury Regulation Section 1.401(a)(9)-6 or any successor Regulation.

The distribution periods described in the second preceding paragraph cannot exceed the periods specified in Section 1.401(a)(9)-6 of the Treasury Regulations or any successor Regulation.

The first lifetime Required Minimum Distribution payment can be made as late as April 1 of the year following the year you attain age 70-1/2 and must be the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval.

B.  REQUIRED MINIMUM DISTRIBUTION RULES - PAYMENTS AFTER YOUR DEATH

(a) Death On or After Lifetime Required Minimum Distribution Payments Begin. If you die on or after lifetime Required Minimum Distribution payments begin, any remaining portion of your interest in this Contract will continue to be distributed under the Annuity Benefit or other option chosen under this Contract.

(b) Death Before Lifetime Required Minimum Distribution Payments Begin. If you die before lifetime Required Minimum Distribution payments begin, your entire interest in this Contract will be distributed at least as rapidly as follows:

    (1) If your designated Beneficiary is someone other than your surviving spouse as described in the immediately following paragraph, your entire interest in this Contract will be distributed, starting by the end of the calendar year following the calendar year of your death, over the remaining life expectancy of the designated Beneficiary, with such life expectancy determined using the age of the Beneficiary as of his or her birthday in the year following the year of your death. In the alternative, the Beneficiary may elect to take distribution of your entire interest in this Contract in accordance with this Subsection B, paragraph (b)(3) below.

    (2) If your sole designated Beneficiary is your surviving spouse, your entire interest in this Contract will be distributed, starting by the end of the calendar year following the calendar year of your death (or by the end of the calendar year in which you would have attained age 70-1/2, if later), over such surviving spouse's life expectancy. In the alternative, your surviving spouse may elect to take distribution of your entire interest in this Contract in accordance with this Subsection B, paragraph (b)(3) below. If your surviving spouse dies before these required distributions commence to him or her, your remaining interest in this Contract will be distributed, starting by the end of the calendar year following the calendar year of your surviving spouse's death, over your spouse's




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                                       9


         designated beneficiary's remaining life expectancy determined using such beneficiary's age as of his or her birthday in the year following the death of your spouse. In the alternative, that beneficiary may elect to take distribution of your entire interest in this Contract in accordance with this Subsection B, paragraph (b)(3) below. If your surviving spouse dies after these required distributions commence to him or her, any remaining interest in this Contract will continue to be distributed under the Annuity Benefit or other option chosen under this Contract.

    (3) If there is no individual designated as Beneficiary, or if the applicable Beneficiary chooses this alternative, your entire interest in this Contract will be distributed by the end of the calendar year containing the fifth anniversary of your death (or of your surviving spouse's death in the case of the surviving spouse's death before distributions are required to begin under this Subsection B, paragraph
         (b)(2) above).

    (4) Life expectancy is determined using the Single Life Table in Q&A-1 of Treasury Regulation Section 1.401(a)(9)-9 or any successor Regulation. If distributions are being made to a surviving spouse as the sole designated Beneficiary, such spouse's remaining life expectancy for a year is the number in the Single Life Table corresponding to such spouse's age in the year. In all other cases, remaining life expectancy for a year is the number in the Single Life Table corresponding to the Beneficiary's age in the year specified in paragraph (b)(1) or (b)(2) of this Subsection B and reduced by 1 for each subsequent year.

(c) If the sole designated Beneficiary is your surviving spouse, and the Spousal Continuation option described in the Section, "Payment Upon Death" is in effect, distribution of your interest in this Contract need not be made until your surviving spouse's Required Beginning Date for lifetime Required Minimum Distributions described above in Subsection A of this Section, or your surviving spouse's death if earlier.

(d) For purposes of paragraphs (a) and (b) of this Subsection B above, Required Minimum Distributions are considered to commence on your Required Beginning Date defined above in Subsection A of this Section or, if applicable, on the date distributions are required to begin to the surviving spouse under this Subsection B, paragraph (b)(2) above. However, if distributions start on an irrevocable basis (except for acceleration) under an annuity contract meeting the requirements of Treasury Regulation Section 1.401(a)(9)-6 or any successor Regulation, prior to the applicable date in the preceding sentence, then required distributions are considered to commence on the annuity starting date.

(e) Potential aggregation with your other traditional individual retirement arrangements. In the circumstances described in this paragraph (e), a Beneficiary who is also your designated beneficiary under at least one other of your traditional individual retirement arrangements may choose to take the post-death required minimum distribution payments calculated for this Contract in the manner specified in paragraph (b)(1) or (b)(2) of this Subsection B above for the Beneficiary's portion of the entire interest in this IRA contract from another of your traditional individual retirement arrangements in accordance with Treasury Regulation Section 1.408-8, Q&A A-9. We may request that a Beneficiary document eligibility to take withdrawals from another of your other traditional individual retirement arrangements.



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                                       10


This choice does not apply if your Beneficiary has elected the alternative calculation method to take distribution of your entire interest in this Contract under this Subsection B, paragraph (b)(3) above.

The post-death Required Minimum Distribution must be calculated separately for each traditional IRA. The separately calculated amounts may then be totaled and the total distribution taken from any one or more of the individual's traditional IRAs held as a beneficiary of the same decedent and which are being distributed under the life expectancy rule in Section 401(a)(9)(B)(iii) or (iv) of the Code. Such amounts may not be aggregated with amounts held in IRAs that the Beneficiary holds as the IRA owner or as the beneficiary of another decedent. Distributions from Section 403(b) contracts or accounts will not satisfy the distribution requirements from traditional IRAs. Distributions from Roth IRAs will not satisfy the distribution requirements applicable to traditional IRAs or section 403(b) accounts or contracts and distributions from IRAs or section 403(b) contracts or accounts will not satisfy the distribution requirements from Roth IRAs.

PART IX - GENERAL PROVISIONS

SECTION 9.02  STATUTORY COMPLIANCE

The following is added at the end of the existing Section:

If this Contract fails to qualify as an individual retirement annuity under
Section 408(b) of the Code, we will have the right to terminate this Contract. We may do so, upon receipt of notice of such fact, before the Maturity Date. In that case, we will pay the Annuity Account Value less a deduction for the part which applies to any Federal income tax payable by you which would not have been payable with respect to an individual retirement annuity which meets the terms of Sections 408(b) of the Code.

However, we may also, at your request, transfer the Annuity Account Value to another annuity contract issued by an affiliate, subsidiary or us.

SECTION 9.04  REPORTS AND NOTICES

The following is added at the end of the existing Section:

We will send you a report as of the end of each calendar year showing the status of this Contract and any other reports required by the Code. We will also send to you information on Required Minimum Distributions as is prescribed by the Commissioner of Internal Revenue.

SECTION 9.05  CHANGE IN OWNER

The existing Section is replaced by the following:

The Ownership of this IRA Contract cannot be changed.

[APPLICABLE TO A TRUSTEE OR CUSTODIAL IRA OWNER]

[Where this Contract is purchased to fund an individual retirement account under
Section 408(a) of the Code, the Owner may be a trustee or custodian meeting the requirements of that Section



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                                       11


and pertinent Regulations. The Annuitant must be the individual for whose benefit the individual retirement account is maintained. If the Owner of this IRA Contract is a trustee or custodian of an individual retirement account under
Section 408(a) of the Code, the Owner may be changed to a different trustee or custodian of an individual retirement account under Section 408(a) of the Code benefiting the Annuitant. In the alternative, the ownership may be changed to the Annuitant. When the Annuitant is the Owner, any provisions of this Endorsement relating to trustee or custodial ownership have no effect.]

SECTION 9.06  ASSIGNMENTS AND TRANSFERABILITY

The existing Section is replaced by the following:

You may not transfer this Contract.

No portion of your interest in this Contract or your rights under this Contract may be sold, assigned, pledged or transferred to any person other than the issuer of this Contract, or discounted, encumbered or pledged as collateral for a loan or as security for the performance of an obligation.


AXA EQUITABLE LIFE INSURANCE COMPANY

[                                       [

/s/ Christopher M. Condron              /s/ Karen Field Hazin

Christopher M. Condron                  Karen Field Hazin, Vice-President,
President and Chief Executive Officer]  Secretary and Associate General Counsel]



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                                       12


                                  ATTACHMENT A

[THE FOLLOWING TEXT WILL APPEAR ONLY FOR SINGLE OWNER CONTRACTS WHEN THE APPLICABLE OPTIONAL RIDER HAS BEEN ELECTED.]

Single Owner Contract if Spousal Continuation is elected:

[APPLICABLE IF AN OPTIONAL GUARANTEED MINIMUM DEATH BENEFIT RIDER IS ELECTED]

[EFFECT OF DEATH ON THE GUARANTEED MINIMUM DEATH BENEFIT ("GMDB") RIDER]

If the surviving spouse is age [75] or younger on the date of death of the original Owner, and the Owner was age [84] or younger at death, a GMDB that by its terms accumulates to Owner age [85] will instead accumulate to age [85] of the surviving spouse.

If the surviving spouse is age [75] or younger on the date of death of original Owner and the Owner was [85] or older at death, we will reinstate the GMDB you elected. The GMDB will continue to grow according to its terms until the Contract Date Anniversary following the date the surviving spouse reaches age [85].

If the surviving spouse is age [76] or over on the date of the Owner's death, the value of the optional GMDB elected by the original Owner will be frozen as of the date of the Owner's death and adjusted for any Contributions and withdrawals, and its charge will be discontinued.

If the optional GMDB continues, the GMDB/Guaranteed Income Benefit roll up benefit base reset, if applicable, will be based on the surviving spouse's age. The next available reset will be based on the contract issue date or last reset, as applicable.]

[APPLICABLE ONLY IF THE OPTIONAL GUARANTEED INCOME BENEFIT IS ELECTED]

[EFFECT OF DEATH ON THE GUARANTEED INCOME BENEFIT ("GIB") RIDER

The GIB features on the Contract Date are based on the original Owner's age. If the Owner dies and the surviving spouse elects to become Owner in accordance with the provisions of this benefit, the GIB crediting continues until the earlier of (i) the Contract Date Anniversary following the surviving spouse's [95]th birthday or (ii) the Maturity Date under this Contract if the Benefit Transaction Date has not yet occurred.

If withdrawals under this Rider have not begun and the surviving spouse is age [75] or younger on the date of death of the original Owner, the surviving spouse may contribute or transfer amounts to the Protection Account Investment Options until he/she attains age [75].

If the Owner began taking GIB Payment under the Contract, the surviving spouse may continue to receive such payments only if the Owner had elected a joint life annuity with the surviving spouse.]



ICC10IRA1